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                                                               Exhibit 10(b)

                      AMENDED AND RESTATED SOLUTIA INC.

                 SEPARATION AGREEMENT AND RELEASE OF CLAIMS

         This Amended and Restated Separation Agreement including a General and Special Release of Claims (this "Agreement") is made as of the 19th day of May, 2004, by and between SOLUTIA INC., a Delaware corporation (the "Company") and Robert A. Clausen (the "Executive").

                             W I T N E S S E T H:
                             - - - - - - - - - -

         WHEREAS, the Company and Executive entered into the Solutia Inc. Separation Agreement and Release of Claims, dated May 5, 2004 (the "Prior Agreement"); and

         WHEREAS, the Company and Executive have agreed to amend the Prior Agreement as it relates to Section 10(a), Release and Waiver of Claims
                                          ----------------------------
Against the Executive; and
---------------------

         WHEREAS, with the exception of Section 10(a), none of the other mutual covenants, conditions and obligations set forth in the Prior Agreement have been amended and, therefore, have remained identical in this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants, conditions and obligations set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby agree as follows:

         1. Resignation.
            -----------

         The Executive hereby resigns from his position as Vice Chairman of the Board, Chief Financial Officer and Chief Administrative Officer of the Company and also resigns as an officer and director of all subsidiaries and affiliates of the Company effective as of May 4, 2004. From May 4, 2004 through May 31, 2004, or through the last day of the month in which the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") approves this Agreement, whichever is later (the "Resignation Date"), Executive shall continue to be an employee of the Company and his cash compensation will be limited solely to his base salary. During this transition period, Executive will be relieved of further duties, with the exception that Executive agrees to give the Company and its new chief executive officer his business cooperation and assistance in facilitating the transition of the Company's leadership from Executive to the new chief executive officer.

         2. Effectiveness Of Agreement.
            --------------------------

         Except for Section 1 hereof, this Agreement shall not be effective until both (i) it shall have been approved by the Bankruptcy Court and such approval has become final for purposes of appeal and no timely appeal has been taken and (ii) the seven day revocation period provided by Section 12, which shall commence upon the date of such approval, shall have expired without the Agreement having been revoked ("Effective Date").



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         3. Payment To Executive.
            --------------------

         (a) In consideration for the Executive's compliance with all of his obligations hereunder, including without limitation, his provision of consulting services pursuant to Section 5, his waiver of his claim to various benefits and payments pursuant to Section 3, and his execution of the release and waiver of claims pursuant to Section 9, the Company shall pay or cause to be paid to Executive on the Effective Date (or, if not a business day, the first business day thereafter), in a lump sum, a severance benefit of one million one hundred sixty thousand dollars ($1,160,000) less applicable withholding taxes in the manner prescribed in the following sentence. The parties shall cooperate in taking appropriate actions to (i) increase the face amount of the Irrevocable Standby Letter Of Credit # 114, dated July 18, 2003, issued by the Business Bank to Executive (the "Letter of Credit") by one hundred sixty thousand dollars ($160,000) and (ii) authorize The Business Bank of St. Louis (the "Business Bank") to honor Executive's draft for an amount equal to one million one hundred sixty thousand dollars ($1,160,000) less applicable withholding taxes delivered to the Business Bank under the Letter of Credit, as increased pursuant to paragraph (a)(i), and Executive and the Company shall cooperate to authorize and cause the Business Bank either to (a) remit the appropriate withholding taxes directly to the appropriate Federal, state and local tax authorities for the benefit of Executive, or (b) pay such amounts over to the Company which agrees to remit such amounts to the appropriate Federal, state and local tax authorities for the benefit of Executive. Such severance payment shall be in complete satisfaction and discharge of any and all obligations of the Company to the Executive with respect to, and Executive hereby waives any and all claims it may have against the Company and/or Pharmacia Corporation, Monsanto Corporation, and Pfizer Inc. for, salary, bonus, long or short term incentives, accrued vacation pay, employee benefits, perquisites, deferred compensation, severance or separation pay, and any and all other payments or benefits of any type pursuant to any employment agreement, retention agreement, change in control agreement or program or plan now, previously or hereafter maintained by the Company, including, without limitation, the Employment Agreement dated February 28, 1998, the Retention Agreement dated June 30, 2003, the Solutia Inc. ERISA Parity Pension Plan, the Solutia Inc. ERISA Parity Savings and Investment Plan, and the Solutia Inc. Deferred Compensation Plan, except as otherwise set forth in this Agreement; provided, however, that Executive shall retain his rights under the Solutia Inc. Savings and Investment Plan and the Solutia Inc. Employees' Pension Plan, and provided further that the severance payment shall not be treated as compensation of the Executive or otherwise taken into account for purposes of calculating contributions to be made for his benefit or benefits to be received by him under the Solutia Inc. Savings and Investment Plan and the Solutia Inc. Employees' Pension Plan.

         (b) Split-Dollar Insurance. The Company has given notice to
             ----------------------
Executive of its election to terminate the Split-Dollar Agreement - Collateral Assignment By Executive/Owner, entered into on August 11, 1989 between the Executive and Monsanto Company, to which agreement the Company is successor-in-interest (the "Collateral Assignment Agreement"), pursuant to Article XIII, Section 2 thereof. Executive shall surrender to Connecticut General Life Insurance Company ("Connecticut General") life insurance policy number 5052671Z with the request that Connecticut General pay to the Company from the proceeds of such surrender an amount equal to the sum of the Company's Interest in each such Policy (as defined in the Collateral Assignment Agreement). Upon its receipt from Connecticut General of such amount, the Company will release its interest in the policy referenced in the preceding sentence. Its


                                     2

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release of its interest in the policy shall constitute a discharge and satisfaction in full of any and all obligations to the Company under the Collateral Assignment Agreement.

         (c) Non-disparagement. The Executive and the Company agree that,
             -----------------
before and after his termination of employment with the Company, neither of them will make any statement or communication of information by whatever means relating to his employment with the Company that may be reasonably interpreted to be critical of or derogatory to the other party to this Agreement, including, in the case of the Company, its officers, directors and employees, provided, however, that nothing in this paragraph is intended to keep either party from testifying truthfully under subpoena or other legal process before any court or administrative agency of competent jurisdiction.

         (d) Election to Continue or Convert Welfare Benefits. This
             ------------------------------------------------
Agreement shall not adversely affect the rights of the Executive and/or his eligible spouse and dependents to elect to (i) continue (or convert to individual coverage), after the Resignation Date and at such individual's own expense, any of the group health, life insurance and/or disability income insurance benefits provided to him by the Company as of the Resignation Date, but only to the extent any such individual is entitled to such rights under applicable state or federal law, including COBRA, or the terms of the applicable Company plan or insurance contract, and (ii) participate in the Solutia Inc. Medical Benefits Plan for Retirees (Post Settlement) pursuant to the terms of such plan.

         (e) Restricted Stock. The Company agrees that nothing in this
             ----------------
Agreement shall serve as a waiver of Executive's rights to the Restricted Stock awarded to him pursuant to the terms of the Solutia Inc. 1997 Stock-Based Incentive Plan and the Solutia Inc. 1998-1999 Long-Term Incentive Plan.

         4. Exclusive Separation Payments And Benefits.
            ------------------------------------------

         The Executive and the Company acknowledge and agree that this Agreement is intended to be the exclusive separation arrangement between the Company and the Executive. Accordingly, unless otherwise agreed to in writing signed by the Executive and the Company, the Executive and the Company agree that the Executive shall not be entitled to any remuneration, payments or other benefits under any other severance or separation plan or arrangement of the Company (other than the payments provided to the Executive pursuant to this Agreement). The payments and other benefits provided by this Agreement include any severance or termination benefits that may be required by applicable law.

         5. Consulting Services.
            -------------------

         The Company shall engage the Executive as a consultant from the Resignation Date through the date at which both (x) the Bankruptcy Court shall have confirmed a plan of reorganization of the Company under Chapter 11 of the United States Bankruptcy Code and (y) such confirmation shall have become non-appealable, but such period shall not extend beyond December 31, 2005 (the "Consulting Period"). During the Consulting Period, Executive shall provide the Company with advisory services from time to time as reasonably requested by the Company subject to Executive's reasonable availability, not to exceed a maximum of two


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hundred (200) hours per calendar year, including travel time associated with the provision of such advisory services. In his role as a consultant, the Executive shall work directly for the Company's Chief Executive Officer or his designee. The Executive shall not be entitled to any additional consideration for his services as a consultant for the first forty (40) hours of advisory services, including travel time associated with the provision of such advisory services, that the Executive provides the Company. Thereafter, the Executive shall be compensated at the rate of two hundred dollars ($200) per hour for each hour of advisory services and associated travel that the Executive provides to the Company. The
Executive's reasonable travel and other business expenses shall be reimbursed upon presentation of supporting documentation.

         6. Cooperation with Litigation.
            ---------------------------

         Executive agrees to make himself available upon notice from the Company or its attorneys, to be deposed, to testify at a hearing or trial, to assist in any current litigation or potential litigation, or to comply with any other reasonable request by the Company in conjunction with any lawsuit, potential lawsuit, or claim that involves issues relating to Executive's job responsibilities or to decisions made during his employment with the Company. Additionally, should Executive receive any contact to be interviewed, subpoena or notice of deposition to testify to any investigation or action, he will notify the Company's General Counsel within three (3) days of contact for interview, subpoena or deposition, or as soon as reasonably practicable. Should the Company file a motion to quash, a protective order or any other similar filing with the court, Executive agrees to refrain from being interviewed, testifying at trial or by deposition until the court has ruled on such motion. Executive shall not be entitled to any additional consideration for his services provided pursuant to this Section 6, provided, however, that the Company agrees to reimburse Executive for any reasonable out-of-pocket expenses incurred by Executive as a result of such assistance, including the cost of travel or lost compensation. Should the Executive provide a significant amount of time performing such service, Executive may request that the Company reimburse him for his time, and such request may be honored at the Company's discretion. Nothing in this Section 6 shall be construed in any way as limiting or otherwise influencing Executive's testimony in any such proceeding or to discourage Executive in any way from providing testimony that is honest and truthful.

         7. Confidential Information.
            ------------------------

         As used herein, "Confidential Information" means all technical and
                          ------------------------
business information of the Company and its subsidiaries, whether patentable or not, which is of a confidential, trade secret and/or proprietary character and which was either developed by the Executive (alone or with others) or to which the Executive has had access during the Executive's employment. "Confidential Information" shall also include confidential
             ------------------------
evaluations of, and the confidential use or non-use by the Company or any subsidiary of, technical or business information in the public domain. The Executive shall use the Executive's best efforts and diligence to protect the confidential, trade secret and/or proprietary character of all Confidential Information. The Executive shall not, directly or indirectly, use (for the Executive or another) or disclose any Confidential Information, for so long as it shall remain proprietary or protectible as confidential or trade secret information, except as may be necessary for the performance of the Executive's consulting duties with the Company. The Executive shall deliver promptly to the Company, at


                                     4

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the termination of the Consulting Period, or at any other time at the
Company's request, without retaining any copies, all documents and other material in the Executive's possession relating, directly or indirectly, to any Confidential Information. Each of the Executive's obligations in this
Section 7 shall also apply to the confidential, trade secret and proprietary information learned or acquired by the Executive during the Executive's employment from others with whom the Company or any subsidiary has a business relationship. The Executive understands that the Executive is not to disclose to the Company or any subsidiary, or use for its benefit, any of the confidential, trade secret or proprietary information of others, including any of the Executive's former employers.

         8. Competitive Activity.
            --------------------

         The Executive shall not, directly or indirectly (whether as owner, partner, consultant, employee or otherwise), at any time during the period of two years following his Resignation Date engage in or contribute his knowledge to any work or activity that involves a product, process, apparatus, service or development which is then competitive with or similar to a product, process, apparatus, service or development on which he worked or with respect to which he had access to Confidential Information while employed by the Company or an affiliate at any time during the period of five years immediately prior to his Resignation Date ("Competitive Work"). However, the Executive shall be permitted to engage in such proposed work or activity, and the Company shall furnish him a written consent to that effect signed by an officer of the Company, if the Executive shall have furnished to the Company clear and convincing written evidence, including assurances from the Executive and his new employer, that the fulfillment of his duties in such proposed work or activity would not likely cause him to disclose, base judgment upon, or use any Confidential Information. In addition, for a period of two years following his Resignation Date, the Executive shall not, directly or indirectly, induce or attempt to induce a salaried employee of the Company or any of its affiliates to accept employment or affiliation involving Competitive Work with another firm or corporation of which the Executive is an employee, owner, partner or consultant.

         9. Release and Waiver of Claims Against the Company.
            ------------------------------------------------

         (a) The Executive, on behalf of himself, his agents, heirs, successors, assigns, executors and administrators, in consideration for the payment and other consideration provided for under this Agreement, hereby forever releases and discharges the Company and its successors, their affiliated entities and controlling persons, and their past and present directors, employees, agents, attorneys, accountants, representatives, plan fiduciaries, successors and assigns from any and all known and unknown causes of action, actions, judgments, liens, indebtedness, damages, losses, claims, liabilities, and demands of whatsoever kind and character in any manner whatsoever arising on or prior to the Effective Date of this Agreement, including but not limited to (i) any claim for breach of contract, breach of implied covenant, breach of oral or written promise, wrongful termination, intentional infliction of emotional distress, defamation, interference with contract relations or prospective economic advantage, negligence, misrepresentation or employment discrimination, and including without limitation alleged violations of Title VII of the Civil Rights Act of 1964, as amended, prohibiting discrimination based on race, color, religion, sex or national origin; the Family and Medical Leave Act; the


                                     5

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Americans With Disabilities Act prohibiting discrimination based on disability; the Age Discrimination in Employment Act prohibiting discrimination based on age over 40; other federal, state and local laws, ordinances and regulations; and any unemployment or workers' compensation law; (ii) any and all liability that was or may have been alleged against or imputed to the Company by the Executive or by anyone acting on his behalf;
(iii) all claims for wages, monetary or equitable relief, employment or reemployment with the Company in any position, and any punitive, compensatory or liquidated damages; and (iv) all rights to and claims for attorneys' fees and costs; provided, however, that this release shall not extend to the obligations of the Company that are specifically recited or referred to in this Agreement. The Executive expressly waives any and all rights granted by any federal, state or local laws or ordinances or regulations that are intended to protect the Executive from waiving unknown claims.

         (b) The Executive shall not file or cause to be filed any action, suit, claim, charge or proceeding with any federal, state or local court or agency relating to any claim within the scope of this Section 9. The Executive represents and warrants that he has not assigned any claim released herein, or authorized any other person to assert any claim on his behalf.

         (c) In the event any action, suit, claim, charge or proceeding within the scope of this Section 9 is brought by any government agency, putative class representative or other third party to vindicate any alleged rights of the Executive, (i) the Executive shall, except to the extent required or compelled by law, legal process or subpoena, refrain from participating, testifying or producing documents therein, and (ii) all damages, inclusive of attorneys' fees, if any, required to be paid to the Executive by the Company as a consequence of such action, suit, claim, charge or proceeding shall be repaid to the Company by the Executive within ten (10) days of his receipt thereof.

         (d) Notwithstanding anything in this Agreement to the contrary, in the event of a violation of this Section 9 by the Executive, the Company's obligations pursuant to this Agreement shall cease as of the date of such violation and the Executive shall be liable to the Company for any actual damages the Company suffers as a result of such violation, including costs, expenses and all attorneys' fees and expenses.

         10. Release and Waiver of Claims Against the Executive.
             --------------------------------------------------

         (a) The Company shall use its commercially reasonable efforts to seek Bankruptcy Court approval of a release from the Company in favor of the Executive, in connection with the plan of reorganization of the Company under Chapter 11 of the United States Bankruptcy Code; provided, however, that any such release from the Company to the Executive shall not apply to any act of fraud or criminal conduct by the Executive of which the Company is not aware as of the date of this Agreement, nor to any act of non-compliance with the terms of this Agreement by the Executive.

         (b) In further consideration for the Executive's compliance with all of his obligations hereunder, the Company further agrees to indemnify Executive and hold Executive harmless to the maximum extent permitted by law from and against any claims, damages, liabilities, losses, costs or expenses in connection with or arising out of the performance by Executive of his provision of consulting services pursuant to Section 5 of this Agreement, other than any such


                                     6

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claims, damages, liabilities, losses, costs or expenses arising out of any act of fraud or criminal conduct by Executive. This indemnification shall apply with respect to any act or omission occurring during any period of time during which Executive provides consulting services pursuant to Section 5 of this Agreement. In addition, the Company agrees that it will maintain full coverage for Executive under its liability insurance polic(y)(ies) so long as the Executive provides consulting services pursuant to Section 5 of this Agreement.

         11. No Admission of Wrongdoing.
             --------------------------

         The release and waiver of claims by the Company in Section 10 of this Agreement, and the payment by the Company of that portion of the amounts set forth in this Agreement to which the Executive would not otherwise be entitled, are being given to the Executive in return for the Executive's agreements and covenants contained in this Agreement. Nothing contained in this Agreement shall be construed as an admission of liability or wrongdoing by either the Executive or the Company.

         12. Voluntary Execution of Agreement.
             --------------------------------

         BY HIS SIGNATURE BELOW, THE EXECUTIVE ACKNOWLEDGES THAT:

             (A) I HAVE RECEIVED A COPY OF THIS AGREEMENT AND WAS
OFFERED A PERIOD OF TWENTY-ONE (21) DAYS TO REVIEW AND CONSIDER IT;

             (B) IF I SIGN THIS AGREEMENT PRIOR TO THE EXPIRATION OF TWENTY-ONE DAYS, I KNOWINGLY AND VOLUNTARILY WAIVE AND GIVE UP THIS RIGHT OF REVIEW;

             (C) I HAVE THE RIGHT TO REVOKE THIS AGREEMENT FOR A PERIOD
OF SEVEN DAYS AFTER I SIGN IT OR, IF LATER, AFTER APPROVAL OF THIS AGREEMENT BY THE BANKRUPTCY COURT AND SUCH ORDER OF APPROVAL HAS BECOME FINAL FOR PURPOSES OF APPEAL AND NO TIMELY APPEAL HAS BEEN TAKEN, BY MAILING OR DELIVERING A WRITTEN NOTICE OF REVOCATION TO THE CHIEF EXECUTIVE OFFICER OF THE COMPANY, NO LATER THAN THE CLOSE OF BUSINESS ON THE SEVENTH DAY AFTER THE LATER OF THE DAY ON WHICH I SIGNED THIS AGREEMENT OR THE DAY OF ITS APPROVAL BY THE BANKRUPTCY COURT;

             (D) THIS AGREEMENT SHALL NOT BECOME EFFECTIVE OR
ENFORCEABLE UNTIL THE SEVEN DAY REVOCATION PERIOD HAS EXPIRED WITHOUT THE AGREEMENT HAVING BEEN REVOKED;

             (E) THIS AGREEMENT WILL BE FINAL AND BINDING AFTER THE EXPIRATION OF THE REVOCATION PERIOD REFERRED TO IN (C). I AGREE NOT TO CHALLENGE ITS ENFORCEABILITY;

             (F) I AM AWARE OF MY RIGHT TO CONSULT AN ATTORNEY, HAVE BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY, AND HAVE HAD


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THE OPPORTUNITY TO CONSULT WITH AN ATTORNEY, IF DESIRED, PRIOR TO SIGNING
THIS AGREEMENT;

             (G) NO PROMISE OR INDUCEMENT FOR THIS AGREEMENT HAS BEEN MADE EXCEPT AS SET FORTH IN THIS AGREEMENT;

             (H) I AM LEGALLY COMPETENT TO EXECUTE THIS AGREEMENT AND ACCEPT FULL RESPONSIBILITY FOR IT; AND

             (I) I HAVE CAREFULLY READ THIS AGREEMENT INCLUDING THE
RELEASE SET FORTH IN SECTION 9, ACKNOWLEDGE THAT I HAVE NOT RELIED ON ANY REPRESENTATION OR STATEMENT, WRITTEN OR ORAL, NOT SET FORTH IN THIS DOCUMENT OR THE WRITTEN MATERIALS PRESENTED TO ME WITH THIS AGREEMENT, AND WARRANT AND REPRESENT THAT I AM SIGNING THIS AGREEMENT KNOWINGLY AND VOLUNTARILY.

         13. Notices.
             -------

         All notices, requests, demands and other communications required or permitted hereunder shall be in writing, shall be deemed properly given if delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, or sent by telegram, telex, telecopy or similar form of telecommunication, and shall be deemed to have been given when received. Any such notice, request, demand or communication shall be addressed: (a) if to the Company, to the Chief Executive Officer of the Company; (b) if to the Executive, to his last known home address on file with the Company; or (c) to such other address as the parties shall have furnished to one another in writing.

         14. Notice to Executive of Alleged Breach.
             -------------------------------------

         Should the Company form a reasonable belief that the Executive is breaching or has breached any of the terms of this Agreement, the Company shall provide written notice thereof to the Executive and the Executive shall have ten (10) days to cure any such breach. If the Company fails to provide such notice, the Company shall waive its rights under this Agreement with respect to such breach.

         15. Termination and Amendments; Miscellaneous.
             -----------------------------------------

         (a) This Agreement may only be terminated, or the provisions of this Agreement amended or waived, prior to the expiration of the Company's and the Executive's obligations under this Agreement, by a writing signed by the Company and the Executive.

         (b) The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         (c) The failure to insist upon strict compliance with any provision hereof, or the failure to assert any right hereunder, shall not be deemed to be a waiver of such provision or right or of any other provision or right under this Agreement. In the event that any term,


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provision or release of claims or rights contained in this Agreement is found or determined to be illegal or otherwise invalid and unenforceable, whether in whole or in part, such invalidity shall not affect the enforceability of the remaining terms, provisions and releases of claims or rights.

         (d) Nothing in this Agreement shall confer upon the Executive any right to continue in the employ of the Company or its affiliates, except as set forth in Section 1.

         (e) This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral discussions, agreements and understandings of any kind or nature. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

         (f) Any reference within this Agreement to an action, judgment, conclusion, or determination by the Company shall mean an action, judgment, conclusion, or determination of the Board of Directors of the Company or its authorized representative(s).

         (g) The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

         (h) This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Missouri. If either Executive or the Company pursues either legal or equitable relief to settle a dispute between them arising under or relating to this Agreement, the party shall bring such an action only in the Circuit Court of St. Louis County, Missouri.

         (i) This Agreement may be executed in two or more counterparts, all of which shall have the same force and effect as if all parties thereto had executed a single copy.

         (j) If either Executive or the Company pursues either legal or equitable relief, or both to settle a dispute between them arising under or relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys fees and costs incurred in bringing or defending such an action.

         IN WITNESS WHEREOF, the Company and the Executive have acknowledged and executed this Agreement effective as of the Effective Date, unless revoked by the Executive in the manner set forth in Section 12 above.

                                   SOLUTIA INC.


/s/ Robert A. Clausen              By:    /s/ James M. Sullivan
--------------------------            -----------------------------------
Robert A. Clausen                  Name:  James M. Sullivan
                                        ---------------------------------
                                   Title: Senior Vice President and Chief
                                         --------------------------------
                                          Financial Officer
                                         --------------------------------


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